Exhibit 99.1

Investor Relations

Justin Chapman

Microtune, Inc.

972-673-1850

ir@microtune.com

MICROTUNE ANNOUNCES FOURTH QUARTER AND YEAR 2009

FINANCIAL INFORMATION

Q4 2009 results exceeded top range of guidance, generated cash and achieved non-GAAP profitability

PLANO, TX, FEBRUARY 11, 2010 –Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial information for the quarter and year ended December 31, 2009.

Net revenue for the quarter ended December 31, 2009 was $21.1 million, a 17% increase compared to net revenue of $18.0 million for the third quarter of 2009 and a 12% decrease compared to net revenue of $24.0 million for the fourth quarter of 2008. For the full year 2009, net revenue was $74.6 million compared to net revenue of $108.0 million for 2008. For the fourth quarter of 2009, gross margin percentage was 57.1% and gross margin percentage for the year was 51.6%.

On a generally accepted accounting principles (GAAP) basis, net loss per diluted share was $0.02 for the fourth quarter of 2009 and $0.25 for the full year 2009. Non-GAAP net income per diluted share was $0.02 for the fourth quarter of 2009 and non-GAAP net loss per diluted share was $0.11 for the full year 2009. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

“We reported solid Q4 financial results, exceeding the top range of our guidance. Equally important, we achieved non-GAAP profitability,” said James A. Fontaine, President and CEO of Microtune. “We are aggressively focused on expense control and will continue to see the impact of our integration and cost control initiatives to the bottom line. We are also pleased with our gross margin improvement this quarter, and although it was somewhat attributable to inventory releases, it was also achieved through a diligent focus on manufacturing costs and yield improvements. We believe that our strong market share position, robust design-in opportunities and new RF/digital signal product portfolio enable us to move forward by balancing short and long-term goals as our markets begin to stabilize and return to growth.”

FINANCIAL HIGHLIGHTS

•	Q4 2009 net revenue of $21.1 million was up 17% over the previous quarter and down 12% from Q4 2008;

•	Full year 2009 net revenue was $74.6 million compared to $108.0 million for 2008;

•	Q4 2009 non-GAAP net income was $1.2 million, or $0.02 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.04 per diluted share, in Q4 2008;

•	Full year 2009 non-GAAP net loss was $5.8 million, or $0.11 per diluted share, compared to non-GAAP net income of $11.1 million, or $0.20 per diluted share, in 2008;

•	At December 31, 2009, cash and investments were $82.3 million, up $1.6 million from September 30, 2009; and

•	Q4 2009 days sales outstanding (DSOs) were 33 days.

FINANCIAL OUTLOOK

•	Q1 2010 revenue is expected to range between $21.5 million and $22.5 million, which at the midpoint, represents a 4% increase over previous quarter and 23% increase over Q1 2009;

•	Non-GAAP break-even revenue levels are expected to be reached by mid-2010;

•	Full year 2010 revenue is expected to grow approximately 20% as compared to 2009;

•	Full year 2010 gross margin percentage is expected to be approximately 51 percent;

•	Full year 2010 non-GAAP R&D expenses are expected to be $29.7 to $30.8 million;

•	Full year 2010 non-GAAP SG&A expenses are expected to be $16.1 to $16.9 million;

•	Interest income is expected to range between $200,000 to $225,000 per quarter;

•	Full year 2010 income tax expense is expected to be approximately $500,000.

BUSINESS HIGHLIGHTS

•

Microtune introduced two new classes of products, both of which combine radio frequency (RF) and digital signal functions in highly integrated, cost-effective front-end ICs. Based on ground-breaking silicon architectures, the new products advanced the Company’s evolution from a tuner-only supplier to a supplier of advanced receiver solutions.

•

Microtune introduced a world-standard RF-to-baseband IC (MicroCeiver™ MT3141) that is engineered to deliver uncompromised digital TV receiver performance at a compelling new price point. The MT3141, which combines the functions of an RF tuner, an analog TV demodulator, intermediate frequency (IF) filters and amplifiers in a single chip, exceeds the RF performance requirements of worldwide analog/digital broadcast and cable standards. The MT3141 breaks through price, performance and size barriers to enable global TV manufacturers to deploy an advanced silicon receiver in unified high-quality front-ends across next-generation television platforms.

•

Microtune unveiled a breakthrough RF MicroDigitizer™ IC (MT3511) that provides a key component in making software defined radio (SDR) a mainstream technology for the automotive infotainment industry. The MT3511 is a multi-standard, automotive-grade RF-to-digital converter optimized to work with generic, high-performance digital signal processors (DSPs) and multimedia processors in an SDR solution. The MT3511 enables a new, more cost-efficient car radio platform for worldwide automotive manufacturers, expanding the market opportunity for the Company in the car radio segment.

•

During the quarter, Microtune surpassed cumulative shipments of more than one hundred fifty million MicroTuner™ chips, reinforcing the Company’s market position as the leading supplier of silicon TV tuner technology.

Mr. Fontaine said, “We are cautiously optimistic about the future, backed by solid financial fundamentals— a strong balance sheet, no debt and more than $82 million in cash. We see the short-term outlook defined by a recovery in the macro-economic environment, driven by a strong rebound in the cable market. We believe that our new MicroCeiver and MicroDigitizer classes of products, backed by our prudent R&D investments, will help drive long-term opportunities, particularly in the DTV market where we believe the long-anticipated migration to silicon tuners is beginning.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, February 11, 2010, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s fourth quarter and year end 2009 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-234-9960 (passcode “EARNINGS”). Alternatively, interested parties may also listen to the conference call by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until February 25, 2010 via the Company’s website or by dialing 320-365-3844 (access code 143490).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of December 31, 2009 and December 31, 2008, respectively; its unaudited Consolidated Statements of Operations for the three months and years ended December 31, 2009 and 2008, respectively; its unaudited Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, the Company’s Quarterly Reports on Form 10-Q for the first three quarters of 2009, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 expected to be filed on or about February 16, 2010.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses, restructuring costs and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, regulatory proceedings and ongoing related litigation.

ABOUT MICROTUNE

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements include, but are not limited to, statements regarding projections of our future financial performance and our anticipated growth, the positive impact of our recent cost reduction efforts, the timing of reaching break-even revenue levels and achieving profitability and our anticipated break-even revenue levels. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroCeiver and MicroDigitizer are trademarks of Microtune, Inc. All other trademarks are the property of their respective holders. Copyright © 2010 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$32,291	$46,097
Short-term investments	50,000	40,000
Accounts receivable, net	7,830	9,495
Inventories	7,387	11,261
Other current assets	4,906	4,469

Total current assets	102,414	111,322

Property and equipment, net	4,607	5,148
Goodwill	5,564	—
Intangible assets, net	2,804	—
Other assets and deferred charges	782	2,025

Total assets	$116,171	$118,495

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,572	$3,985
Accrued compensation	3,171	2,495
Accrued expenses	2,601	2,472
Deferred revenue	29	355

Total current liabilities	12,373	9,307

Non-current liabilities	223	203
Commitments and contingencies

Stockholders’ equity	103,575	108,985

Total liabilities and stockholders’ equity	$116,171	$118,495

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net revenue	$21,106	$24,017	$74,570	$108,020
Cost of revenue	9,058	11,859	36,096	54,691

Gross margin	12,048	12,158	38,474	53,329
Operating expenses:
Research and development	7,345	6,480	28,488	25,896
Selling, general and administrative	4,587	4,954	22,681	21,809
Restructuring costs	1,742	—	1,742	—

Total operating expenses	13,674	11,434	52,911	47,705

Income (loss) from operations	(1,626)	724	(14,437)	5,624
Other income (expense):
Interest income	211	331	1,273	1,705
Foreign currency losses, net	(78)	(128)	(179)	(324)
Other, net	7	(7)	40	6

Income (loss) before income taxes	(1,486)	920	(13,303)	7,011
Income tax expense (benefit)	(262)	98	(4)	636

Net income (loss)	$(1,224)	$822	$(13,299)	$6,375

Net income (loss) per common share:

Basic	$(0.02)	$0.02	$(0.25)	$0.12

Diluted	$(0.02)	$0.02	$(0.25)	$0.12

Weighted-average common shares outstanding:

Basic	53,672	52,751	52,778	53,062

Diluted	53,672	52,995	52,778	54,439

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended December 31,
	2009	2008
Operating activities:
Net income (loss)	$(13,299)	$6,375
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	1,815	1,910
Amortization of intangibles	86	—
Allowance for uncollectible debt	1	—
Stock-based compensation	4,807	4,794
Loss on sale of property and equipment	11	25
Foreign currency (gain) loss	210	(8)
Changes in operating assets and liabilities:
Accounts receivable, net	1,762	(24)
Inventories	3,981	(282)
Other assets	1,433	(1,432)
Accounts payable	2,481	(540)
Accrued expenses	(642)	(498)
Accrued compensation	472	(2,120)
Deferred revenue	(327)	182
Other liabilities	20	6

Net cash provided by operating activities	2,811	8,388

Investing activities:
Purchases of property and equipment	(821)	(2,462)
Acquisition of Auvitek International Ltd., net of cash acquired	(6,894)	—
Proceeds from maturity of certificates of deposit	79,758	—
Purchase of certificates of deposit	(89,758)	(40,000)

Net cash used in investing activities	(17,715)	(42,462)

Financing activities:
Proceeds from issuance of common stock	1,082	1,410
Surrender of common stock by employees for payroll taxes	(35)	(277)
Repurchase and retirement of common stock, including direct expenses	—	(8,541)

Net cash provided by (used in) financing activities	1,047	(7,408)
Effect of foreign currency exchange rate changes on cash	51	42

Net decrease in cash and cash equivalents	(13,806)	(41,440)
Cash and cash equivalents at beginning of year	46,097	87,537

Cash and cash equivalents at end of year	$32,291	$46,097

Non-cash investing activities:
Investment in enterprise software and equipment	$(77)	$(418)
Issuance of common stock to acquire Auvitek International Ltd.	(2,060)	—

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Net revenue	$21,106	$17,997	$17,572	$17,895	$24,017
Silicon	81%	82%	81%	82%	78%
Modules	19%	18%	19%	18%	22%

Net revenue by market
Cable	75%	77%	77%	80%	70%
Automotive	19%	18%	20%	19%	22%
Digital Television	6%	5%	3%	1%	8%
Other	0%	0%	0%	0%	0%

Net revenue by geography
Asia Pacific	47%	62%	49%	45%	45%
North America	35%	20%	29%	35%	34%
Europe	15%	14%	18%	19%	20%
Other	3%	4%	4%	1%	1%

Ten percent customers (net revenue)(1)
Cisco	33%	18%	28%	36%	32%
Panasonic	12%	16%	14%	10%	10%
Samsung	12%	12%	*	*	*
Unihan(2) (3)	*	18%	15%	14%	17%

Net revenue from top 10 customers (4)	86%	86%	88%	88%	89%

As a percent of net revenue
Gross margin	57.1%	53.0%	48.2%	47.1%	50.6%
Research and development	34.8%	41.3%	40.5%	36.9%	27.0%
Selling, general and administrative	21.7%	37.0%	32.7%	31.8%	20.6%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	Includes respective manufacturing subcontractors.

*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Cash and cash equivalents	$32,291	$30,711	$40,175	$37,678	$46,097
Short-term investments	50,000	50,000	49,758	50,000	40,000

Total cash and investments	$82,291	$80,711	$89,933	$87,678	$86,097

Finished goods	$4,478	$3,052	$3,791	$6,044	$7,799
Work-in-process	2,802	2,331	2,494	3,037	3,097
Raw materials	107	177	290	233	365

Total inventories	$7,387	$5,560	$6,575	$9,314	$11,261

Inventory turns (annualized)	4.9	6.1	5.5	4.1	4.2

Accounts receivable, net	$7,830	$8,247	$7,959	$7,418	$9,495

Days sales outstanding (DSO)	33	41	41	37	36

Common shares outstanding	53,876	53,429	52,403	52,082	52,049

Weighted-average common shares outstanding for the quarter ended
Basic	53,672	53,094	52,277	52,064	52,751
Diluted	53,672	53,094	52,277	52,064	52,995

Total employees	276	302	230	228	220

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008

Cost of revenue	$9	$10	$21	$(2)	$9

Research and development	490	557	662	467	489
Selling, general and administrative	598	657	683	655	665

Total stock-based compensation expense included in operating expenses	1,088	1,214	1,345	1,122	1,154

Total stock-based compensation expense	$1,097	$1,224	$1,366	$1,120	$1,163

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2009 (2)	September 30, 2009 (3)	June 30, 2009 (4)	March 31, 2009 (5)	December 31, 2008 (6)

Selling, general and administrative expenses (1)	$(435)	$274	$427	$614	$12

(1)	These amounts represent professional fees that are not expected to be reimbursed under our directors’ and officers’ liability insurance policy. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from these amounts.
(2)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.0 million in the fourth quarter of 2009. Amounts in the fourth quarter of 2009 are net of $0.5 million in professional fees reimbursed by our directors’ and officers’ liability insurance that were previously determined to be excluded from coverage and expensed in prior periods.
(3)	No amounts were reimbursed under our directors’ and officers’ liability insurance policy in the third quarter of 2009.
(4)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.1 million in the second quarter of 2009.
(5)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $1.6 million in the first quarter of 2009.
(6)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.8 million in the fourth quarter of 2008.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP COST OF SALES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP cost of sales	$9,058	$11,859	$36,096	$54,691
Amortization of intangibles	51	—	86	—
Stock-based compensation expense	9	9	38	35
Benefit relating to SEC investigation and litigation	—	—	—	(4)

Non-GAAP cost of sales	$8,998	$11,850	$35,972	$54,660

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP research and development expense	$7,345	$6,480	$28,488	$25,896
Stock-based compensation expense	490	489	2,176	1,893

Benefit relating to SEC investigation and litigation (1)	—	—	—	(258)

Non-GAAP research and development expense	$6,855	$5,991	$26,312	$24,261

GAAP selling, general and administration expense	$4,587	$4,954	$22,681	$21,809
Stock-based compensation expense	598	665	2,593	2,866

Expense (benefit) relating to SEC investigation and litigation (2)	(435)	12	880	206

Non-GAAP selling, general and administration expense	$4,424	$4,277	$19,208	$18,737

(1)	Amounts in 2008 included a benefit of $0.3 million for taxes and interest accrued in excess of amounts paid the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006.
(2)	Amounts in the fourth quarter of 2009 are net of $0.5 million in professional fees reimbursed by our directors’ and officers’ liability insurance that were previously determined to be excluded from coverage and expensed in prior periods. Amounts in 2008 included a benefit of $0.1 million for taxes and interest accrued in excess of amounts paid the IRS upon completion of its examination of our payroll tax returns for 2003 through 2006.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(unaudited)

Estimate for Year Ending December 31, 2010
Estimated GAAP research and development expense	$31.1 to $32.2 million
Estimated stock-based compensation expense	$1.6 to $1.8 million
Estimated non-GAAP research and development expense	$29.7 to $30.8 million

Estimated GAAP selling, general and administration expense	(2)
Estimated stock-based compensation expense	$2.0 to $2.2 million
Estimated expenses relating to ongoing SEC litigation (1)	(2)
Estimated non-GAAP selling, general and administration expense	$16.1 to $16.9 million

(1)	Relates to expenses not reimbursed under our directors’ and officers’ liability insurance policy.
(2)	We cannot reliably estimate expenses related to ongoing SEC litigation matters, namely those expenses not reimbursed under our directors’ and officers’ liability insurance policy, therefore we cannot provide a reliable GAAP SG&A forecast.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP net income (loss)	$(1,224)	$822	$(13,299)	$6,375
Amortization of intangibles	51	—	86	—
Stock-based compensation expense	1,097	1,163	4,807	4,794
Restructuring expense	1,742	—	1,742	—
Expense (benefit) relating to SEC investigation and litigation	(435)	12	880	(56)

Non-GAAP net income (loss)	$1,231	$1,997	$(5,784)	$11,113

Basic net income (loss) per share:

GAAP	$(0.02)	$0.02	$(0.25)	$0.12

Non-GAAP	$0.02	$0.04	$(0.11)	$0.21

Diluted net income (loss) per share:

GAAP	$(0.02)	$0.02	$(0.25)	$0.12

Non-GAAP	$0.02	$0.04	$(0.11)	$0.20

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,672	52,751	52,778	53,062
Non-GAAP	53,672	52,751	52,778	53,062

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	53,672	52,995	52,778	54,439
Non-GAAP	54,090	53,054	52,778	54,752

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and Non-GAAP	53,672	52,751	52,778	53,062

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	53,672	52,995	52,778	54,439
Incremental common equivalent shares	418	59	—	313

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	54,090	53,054	52,778	54,752